Exhibit 3.1

Filing Fee $50.00
BUSINESS CORPORATION STATE OF MAINE ARTICLES OF CORRECTION	File No. 20002027 D Pages 4
Fee Paid $ 50
DCN 2091531600015 CORR
FILED
06/02/2009
/s/ Julie L. Flynn
Deputy Secretary of State A True Copy When Attested By Signature

OCV Fabrics US, Inc.	/s/ Julie L. Flynn
(Name of Corporation)	Deputy Secretary of State

Pursuant to 13-C MRSA §126, the undersigned corporation executes and delivers the following Articles of Correction:

FIRST:	Name of document requiring correction: Articles of Amendment
(i.e. Articles of Incorporation. Articles of Amendment, etc.)

SECOND:	Date on which document was filed by Secretary of State: January 30, 2008

THIRD:	Said document is an inaccurate record of the corporate action therein referred to, or was defectively executed, attested, sealed, verified, acknowledged or the electronic transmission of the document was defective.

FOURTH:

The inaccuracy or defect to be corrected is described as follows:

ARTICLE FIRST:

The amendment was duly approved as follows:

“by the board of directors - shareholder approval was not required” was checked.

Paragraph THIRD of EXHIBIT A stated:

“This Amendment to the Articles of Incorporation was duly approved by the Board of Directors on January 17, 2008 and shareholder approval was not required.”

FIFTH:

The portion of the said document to be corrected is corrected to read in its entirety as follows:

ARTICLE FIRST:

The amendment was duly approved as follows:

“by the shareholders in the manner required by this Act and by the articles of incorporation” should be checked.

Paragraph THIRD of EXHIBIT A should be deleted.

SIXTH:	Articles of correction take effect on the effective date of the document they correct except that, as to persons relying on the uncorrected document and adversely affected by the correction, articles of correction take effect when flied.

FORM NO. MBCA-17 (1 of 2)

SEVENTH:	(Foreign Corporation Only) Jurisdiction of incorporation and the date on which the corporation was authorized to transact business in Maine .

DATED	June 1, 2009	*By	/s/ Rodney A. Nowland
(signature of any duly authorized person)

Rodney A. Nowland, Assistant Secretary
(type or print name and capacity)

*	This document MUST be signed by any duly authorized officer OR the clerk. (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
TEL. (207) 624-7740

FORM NO. MBCA-17 (2 of 2) Rev. 8/1/2004

Filing Fee $50.00
DOMESTIC BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT

Deputy Secretary of State

A True Copy When Attested By Signature

Saint-Gobain BTI, Inc.
(Name of Corporation)
Deputy Secretary of State

Pursuant to 13-C MRSA §1006, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST:

The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit A attached, was adopted on (date) January 17, 2008.

The amendment was duly approved as follows; (“X” one box only.)

☐        by the incorporators — shareholder approval was not required OR

☒       by the board of directors — shareholder approval was not required OR

☐        by the shareholders in the manner required by this Act and by the articles of incorporation.

SECOND:	If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment. if not contained in the amendment itself, are set forth in Exhibit or as follows:

THIRD:	The effective date of the articles of amendment (if other than the date of filing of the articles of amendment) is ..

DATED	January 21, 2008	*BY	/s/ John W. Christy
(signature of any duly authorized person)

John W. Christy, Secretary
(type or print name and capacity)

*	This document MUST be signed by any duly authorized officer OR the clerk. (13-C MRSA §121.5)

Please remit your payment made payable to the Maine Secretary of State.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
FORM NO. MBCA-9 (1 of 1) Rev. 8/1/2004	TEL. (207) 624-7740

EXHIBIT A

TO THE

ARTICLES OF AMENDMENT

OF

SAINT-GOBAIN BTI, INC.

Pursuant to 13-C MRSA §121.10.E of the

Maine Business Corporation Act

FIRST: The name of the Corporation is Saint-Gobain BTI, Inc.

SECOND: The Articles of Incorporation are amended to change the name of the Corporation by striking article FIRST of the Articles of Incorporation in its entirety and inserting the following new article FIRST as follows:

“FIRST: The name of the corporation is OCV FABRICS US, INC.”

THIRD: This Amendment to the Articles of Incorporation was duly approved by the Board of Directors on January 17, 2008 and shareholder approval was not required.

Filing Fee $20.00
DOMESTIC BUSINESS CORPORATION STATE OF MAINE CHANGE OF CLERK ONLY or CHANGE OF CLERK AND REGISTERED OFFICE	File No. 20002027 D Pages 2 Fee Paid $ 20 DCN 2003411300009 CLRO FILED 12/06/2000 /s/ Julie L. Flynn Deputy Secretary of State A True Copy When Attested By Signature

Saint-Gobain BTI, Inc. (Name of Corporation)	/s/ Julie L. Flynn Deputy Secretary of state

Pursuant to 13-A MRSA §304, the undersigned corporation executes and delivers for filing the following change(s):

FIRST:	The name and registered office of the clerk appearing on the record in the Secretary of State’s office:

Gregory S. Fryer
(name)

One Portland Square, P. O. Box 586, Portland, ME 04112-0586
(street, city, state and zip code)

SECOND:	The name and registered office of the successor (new) clerk, who must be a Maine resident:

Peter B. Webster
(name)

One Portland Square, Portland, ME 04101
(physical location - street (not P.O. Box), city, state and zip code)

(mailing address if different from above)

THIRD:	Upon a change in clerk this must be completed:

☒ Such change was authorized by the board of directors and the power to make such change is not reserved to the shareholders by the articles or the bylaws.

☐ Such change was authorized by the shareholders.

DATED	December 5, 2000	*By:	/s/ Peter B. Webster
(signature)

Peter B. Webster, Clerk
MUST BE COMPLETED FOR VOTE OF SHAREHOLDERS			(type or print name and capacity)
I certify that I have custody of the minutes showing the above action by the shareholders.		*By:
(signature)

(type or print name and capacity)

(signature of clerk, secretary or asst. secretary)

THE FOLLOWING SHALL BE COMPLETED BY THE CLERK UNLESS THIS DOCUMENT IS ACCOMPANIED BY FORM MBCA-18A (§304.2-A.).

The undersigned hereby accepts the appointment as clerk for the above-named domestic business corporation.

CLERK	DATED December 5, 2000

/s/ Peter B. Webster	Peter B. Webster
(signature)	(type or print name)

*	This document MUST be signed by

(1)	the NEW Clerk OR

(2)	the President or a vice-pres. together with the Secretary or an ass’t. sec., or a 2nd certifying officer OR

(3)	if no such officers, then a majority of the Directors OR

(4)	if no such directors, then the Holders of a majority of all outstanding shares OR

(5)	the Holders of all of the outstanding shares.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
FORM NO. MBCA-3 Rev. 7/2000	TEL. (207) 287-4195

Exhibit A

ADDITIONAL PROVISIONS OF THE

ARTICLES OF INCORPORATION

The following articles shall constitute additional provisions of the Articles of Incorporation:

EIGHTH: Pursuant to 13-A M.R.S.A. § 517(2), the Corporation may make distributions to its shareholders from capital surplus.

NINTH: Pursuant to 13-A M.R.S.A. § 518(2), the Corporation may purchase its own shares from capital surplus.

TENTH: Pursuant to 13-A M.R.S.A. § 524, the Corporation may issue bonds or debentures convertible into shares of any class of stock, or convertible into other bonds or debentures, within such periods and upon such terms and conditions as the board of directors shall fix and determine.

A-1

DOMESTIC	Minimum Fee $35 (See §1401 sub-§15)
BUSINESS CORPORATION STATE OF MAINE ARTICLES OF AMENDMENT (Shareholders Voting as One Class)	File No. 20002027 D Pages 3 Fee Paid $ 35 DCN 2002301400004 LNME FILED 08/17/2000 @10:58AM
/s/ Julie L. Flynn
Deputy Secretary State
A True Copy When Attested By Signature

VA Acquisition Corporation	/s/ Julie L. Flynn
(Name of Corporation)	Deputy Secretary of State

Pursuant to 13-A MRSA §§805 and 807, the undersigned corporation adopts these Articles of Amendment:

FIRST:	All outstanding shares were entitled to vote on the following amendment as one class.

SECOND:	The amendment set out in Exhibit A attached was adopted by the shareholders on (date) August 16, 2000 (“X” one box only)

☐	at a meeting legally called and held	OR ☒	by unanimous written consent

THIRD:	Shares outstanding and entitled to vote and shares voted for and against said amendment were:

Number of Shares Outstanding and Entitled to Vote	NUMBER Voted For	NUMBER Voted Against
–100–	–100–	–0–

FOURTH:	If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH:	If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

Class	Series (If Any)	Number of Shares	Par Value (If Any)

The aggregate par value of all such shares (of all classes and series) having par value is $

The total number of all such shares (of all classes and series) without par value is                                                       shares

SIXTH:	The address of the registered office of the corporation in the State of Maine is

One Portland Square, P.O. Box 586, Portland, ME 04112–0586
(street, city, state and zip code)

DATED August 17, 2000	*By	/s/ Gregory S. Fryer
(signature)

MUST BE COMPLETED FOR VOTE OF SHAREHOLDERS		Gregory S. Fryer, Clerk (type or print name and capacity)
I certify that I have custody of the minutes showing the above action by the shareholders.	*By
(signature)

/s/ Gregory S. Fryer
(signature of clerk, secretary or asst. secretary)		(type or print name and capacity)

NOTE:	This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in §806, or because the articles so provide. For vote necessary for adoption see §805.

*	This document MUST be signed by (1) the Clerk OR (2) the President or a vice-president and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of the Directors or such directors as may be designated by a majority of directors then in office OR (4) if there are no such directors, then the Holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
FORM NO. MBCA-6 Rev. 96	TEL. (207) 287-4195

EXHIBIT A

RESOLVED, that the name of the Corporation shall be changed to “Saint-Gobain BTI, Inc.” effective as of the effective date of the merger of Brunswick Technologies, Inc. with and into the Corporation; and

FURTHER RESOLVED, that the Clerk of the Corporation be, and he hereby is, authorized and directed to execute and file with the Maine Secretary of State appropriate articles of amendment to effect the foregoing resolution.

Minimum Fee $105. (See §1403 sub-§§1 and 2)
File No. 20002027 D Pages 4 Fee Paid $ 105 DCN 2001051500032 ARTI FILED 04/14/2000
/s/ Julie L. Flynn
Deputy Secretary of State
A True Copy When Attested By Signature
/s/ Julie L. Flynn
Deputy Secretary of State

Pursuant to 13-A MRSA §403, the undersigned, acting as incorporator(s) of a corporation, adopt(s) the following Articles of Incorporation:

FIRST:	The name of the corporation is	VA Acquisition Corporation
	and its principal business location in Maine is	Portland
(physical location - street (not P.O. Box), city, state and zip code)

SECOND:	The name of its Clerk, who must be a Maine resident, and the registered office shall be:

Gregory S. Fryer
(name)

One Portland Square, P. O. Box 586, Portland, ME 04112-0586
(physical location - street (not P.O. Box), city, state and zip code)

(mailing address if different from above)

THIS FORM MUST BE ACCOMPANIED BY FORM MBCA-18A (Acceptance of Appointment as Clerk §304.2-A.).

THIRD:	(“X” one box only)

☒ A. 1.	The number of directors constituting the initial board of directors of the corporation is 1 (See §703.1.A.)

2.	If the initial directors have been selected, the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

	NAME	ADDRESS

3.	The board of directors ☒ is ☐ is not authorized to increase or decrease the number of directors.

4.	If the board is so authorized, the minimum number, if any, shall be 1 directors, (See §703.l.A.) and the maximum number, if any, shall be 5 directors.

☐ B.	There shall be no directors initially; the shares of the corporation will not be sold to more than twenty (20) persons; the business of the corporation will be managed by the shareholders. (See §701.2.)

FOURTH:	(“X” one box only)

☒	There shall be only one class of shares (title of class) Common

Par value of each share (if none, so state) $ .01 Number of shares authorized 10,000

☐	There shall be two or more classes of shares. The information required by §403 concerning each such class is set out in Exhibit attached hereto and made a part hereof.

SUMMARY

The aggregate par value of all authorized shares (of all classes) having a par value is $ 100

The total number of authorized shares (of all classes) without par value is 0 shares

FIFTH:	(“X” one box only) Meetings of the shareholders ☒ may ☐ may not be held outside of the State of Maine.

SIXTH:	(“X” if applicable) ☒ There are no preemptive rights.

SEVENTH:	Other provisions of these articles, if any, including provisions for the regulation of the internal affairs of the corporation, are set out in Exhibit A attached hereto and made a part hereof.

INCORPORATORS	DATED April 7, 2000

/s/ Gregory S. Fryer	Street	219 New Gloucester Road
signature	(residence address)

Gregory S. Fryer	North Yarmouth, ME 04097
(type or print name)	(city, state and zip code)

Street
(signature)	(residence address)

(type or print name)	(city, state and zip code)

Street
(signature)	(residence address)

(type or print name)	(city, state and zip code)

For Corporate Incorporators*

Name of Corporate Incorporator

By	Street
(signature of officer)	(principal business location)

(type or print name and capacity)	(city, state and zip code)

*	Article are to be executed as follows:

If a corporation is an incorporator (§402), the name of the corporation should be typed and signed on its behalf by an officer of the corporation. The articles of incorporation must be accompanied by a certificate of an appropriate officer of the corporation, not the person signing the articles, certifying that the person executing the articles on behalf of the corporation was duly authorized to do so.

SUBMIT COMPLETED FORMS TO:	CORPORATE EXAMINING SECTION, SECRETARY OF STATE, 101 STATE HOUSE STATION, AUGUSTA, ME 04333-0101
FORM NO. MBCA-6 Rev. 9/97	TEL. (207) 287-4195